                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported)       May 18, 1998




                           KELLSTROM INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                               ------------------
                 (State of other jurisdiction of incorporation)


          0-23764                                             13-3753725
       ----------------                                   ------------------
         (Commission                                       (I.R.S. Employer
         File Number)                                     Identification No.)


         14000 N.W. 4th Street
         Sunrise, Florida                                        33325
    ----------------------------------------                   --------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code         (954) 845-0427


                                       N/A
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Form 8-K/A amends the Form 8-K filed with the Commission on April 14, 1998 (the "Form 8-K") relating to the acquisition by Kellstrom Industries, Inc. (the "Registrant") of substantially all of the assets, and the assumption of certain liabilities, of Integrated Technology Corp. ("ITC"). This Form 8-K/A contains the information referred to in Item 7 of the Form 8-K.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits.

          (a)     FINANCIAL STATEMENTS OF ITC

                  Independent Auditors' Report

                  Balance Sheet as of December 31, 1997

                  Statement of Earnings for the Year Ended December 31, 1997

                  Statement of Stockholder's Equity for the year ended December 31, 1997

                  Statement of Cash Flows for the Year Ended December 31, 1997

                  Notes to Financial Statements

                  Condensed Balanced Sheets as of March 31, 1998 and 1997 (unaudited)

                  Condensed Statement of Earnings for the Three Months Ended March 31, 1998 and 1997 (unaudited)

                  Condensed Statement of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited)

                  Notes to Condensed Financial Statements

          (b)     PRO FORMA FINANCIAL INFORMATION (unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the year ended December 31, 1997 (unaudited)

                  Pro Forma Consolidated Combined Balance Sheet as of December 31, 1997 (unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the three months ended March 31, 1998 (unaudited)

                  Pro Forma Consolidated Combined Statement of Earnings for the three months ended March 31, 1997 (unaudited)

          (c)     Exhibits. The Exhibits to this Form 8-K are listed in the
                  Exhibit Index and are incorporated by reference herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               KELLSTROM INDUSTRIES, INC.



Date: May 18, 1998                             By: /s/ Michael W. Wallace
                                                   ----------------------------
                                                   Michael W. Wallace
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement dated as of February 27, 1998, by and among Kellstrom Industries, Inc., Integrated Technology Holdings Corp., Integrated Technology Corp. and Gideon Vaisman (including schedule 2.03(a) only (relating to earnout))(1)

99.1     Press Release issued by Kellstrom Industries, Inc. on April 1, 1998 (1)

----------
(1)      Previously filed with the Form 8-K filed on April 14, 1998

                           INTEGRATED TECHNOLOGY CORP.

                              Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Stockholder
Integrated Technology Corp.:

We have audited the accompanying balance sheet of Integrated Technology Corp. as of December 31, 1997, and the related statements of earnings, stockholder's equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Technology Corp. as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Ft. Lauderdale, Florida                                    KPMG Peat Marwick LLP
May 12, 1998

                           INTEGRATED TECHNOLOGY CORP.

                                  BALANCE SHEET

                                December 31, 1997

                                     ASSETS

Current assets:
     Cash                                                                            $   426,457
     Trade receivables, net of allowances for returns and
       doubtful accounts of $2,555,451                                                   851,516
     Inventories                                                                      18,972,857
     Prepaid expenses                                                                  1,699,491
                                                                                      ----------
               Total current assets                                                   21,950,321
                                                                                      ----------

Equipment under operating leases, net                                                  3,592,773
Equipment, net                                                                            35,384
Other assets                                                                              19,171
                                                                                     -----------

               Total assets                                                          $25,597,649
                                                                                     ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Notes payable to bank                                                           $ 5,585,000
     Accounts payable                                                                  6,279,775
     Accrued expenses                                                                  1,246,932
     Due to stockholder                                                                  467,902
                                                                                     -----------

               Total liabilities                                                      13,579,609
                                                                                      ----------

Stockholder's equity:
     Common stock, no par value; 1,500 shares authorized;
       100 shares issued and outstanding                                                 100,000
     Retained earnings                                                                11,918,040
                                                                                      ----------

               Total stockholder's equity                                             12,018,040

Commitments and contingencies                                                         ----------

               Total liabilities and stockholder's equity                            $25,597,649
                                                                                     ===========



See accompanying notes to financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                              STATEMENT OF EARNINGS

                      For the year ended December 31, 1997



Sales of engines and engine parts, net                     $28,214,141
Rental revenues                                                738,636
                                                           -----------

               Total revenues                               28,952,777
                                                           -----------

Cost of goods sold                                          17,034,996
Depreciation of equipment under operating leases               449,673
Selling, general and administrative expenses                 5,615,848
Depreciation                                                    12,758
                                                           -----------

               Total operating expenses                     23,113,275
                                                            ----------

Operating income                                             5,839,502

Interest expense                                               481,812
                                                           -----------

     Net income                                            $ 5,357,690
                                                           ===========


See accompanying notes to financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                        STATEMENT OF STOCKHOLDER'S EQUITY

                      For the year ended December 31, 1997

                                                   COMMON STOCK
                                         ------------------------------        RETAINED
                                            SHARES            AMOUNT           EARNINGS            TOTAL
                                         ------------      ------------      ------------       ------------
Balances, December 31, 1996                       100      $    100,000         9,012,083          9,112,083

     Net income                                    --                --         5,357,690          5,357,690

     Stockholder distributions                     --                --        (2,451,733)        (2,451,733)
                                         ------------      ------------      ------------       ------------

Balances, December 31, 1997                       100      $    100,000      $ 11,918,040       $ 12,018,040
                                         ============      ============      ============       ============



See accompanying notes to financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997

Cash flows from operating activities:
     Net income                                                                                  $ 5,357,690

     Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                                               12,758
           Purchases of equipment under operating lease                                           (2,529,492)
           Depreciation of equipment under operating lease                                           449,673

Changes in operating assets and liabilities:
     Decrease in trade receivables, net                                                            3,478,138
     Increase in inventories                                                                      (5,174,090)
     Increase in prepaid expenses                                                                   (821,263)
     Increase in other assets                                                                         (5,100)
     Decrease in accounts payable                                                                 (1,167,531)
     Increase in accrued expenses                                                                    613,749
                                                                                                 -----------

                     Net cash provided by operating activities                                       214,532
                                                                                                 -----------

Cash flows from investing activities:
     Purchases of equipment                                                                          (12,333)
                                                                                                 -----------

                     Net cash used in investing activities                                           (12,333)

Cash flows from financing activities:
     Borrowings under line of credit with bank                                                     3,100,000
     Repayments under line of credit with bank                                                    (1,000,000)
     Distributions to stockholder                                                                 (2,451,733)
     Increase in due to affiliate                                                                    464,971
                                                                                                 -----------

                     Net cash provided by financing activities                                       113,238

Net increase in cash                                                                                 315,437

Cash, beginning of period                                                                            111,020

Cash, end of period                                                                              $   426,457
                                                                                                 ===========

Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                                                      $   587,293
                                                                                                 ===========


See accompanying notes to financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)    DESCRIPTION OF BUSINESS

                International Technology Corp. ("ITC" or the "Company") was incorporated in New Jersey on March 18, 1994. The principal business of the Company is the purchasing, refurbishing (through subcontractors), reselling, and leasing of aircraft jet engines and jet engine parts. The Company's customers are comprised of both domestic and international commercial airlines, jet engine repair facilities and brokers.

         (b)    REVENUE RECOGNITION

                Revenue is recognized upon shipment of the product to the customer net of an estimated allowance for sales returns. Revenue from equipment under operating leases is recognized as rental revenue on a straight-line basis over the lease term.

         (c)    CASH

                The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

         (d)    INVENTORIES

                Inventories are stated at the lower of cost or market. Cost is primarily determined using an average cost method. Inventories are made up primarily of new, refurbished and as removed engines and engine parts.

         (e)    EQUIPMENT UNDER OPERATING LEASES

                The cost of the asset under lease is the original purchase price plus overhaul costs. Depreciation of the cost is computed based on a straight-line method. Maintenance and repair costs are expensed as incurred.

         (f)    EQUIPMENT

                Equipment is stated at cost. Depreciation on equipment is calculated using the straight-line method over the following estimated useful lives: office equipment-five years and furniture and fixtures-five years.

         (g)    INCOME TAXES

                The Company is taxed as an S corporation for income tax purposes, whereby the Company's income is reported by the Company's stockholder. Accordingly, no provision has been made for federal income taxes.


                                                                     (Continued)

                           INTEGRATED TECHNOLOGY CORP.

                          NOTES TO FINANCIAL STATEMENTS




         (h)    PENSION PLAN

                The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation during the five years before retirement.

         (i)    FINANCIAL INSTRUMENTS

                The fair value of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and notes payable to bank approximate fair value due to the short maturities of these instruments.

         (j)    USE OF ESTIMATES

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (k) IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

                The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material effect on the Company's financial position and results of operations.

(2)      EQUIPMENT UNDER OPERATING LEASES, NET

         Equipment under operating leases consists primarily of aircraft and engines with typical lease terms of two years. At December 31, 1997, equipment under operating leases consists of the following:

                  Equipment under operating leases     $ 4,054,492
                  Accumulated depreciation                (461,719)
                                                       -----------
                                                       $ 3,592,773
                                                       ===========



                                                                     (Continued)

                           INTEGRATED TECHNOLOGY CORP.

                          NOTES TO FINANCIAL STATEMENTS


         At December 31, 1997, future minimum rental revenue on equipment under operating leases is as follows:

                  1998                                    $ 1,755,000
                  1999                                      1,389,935
                  2000                                        249,400
                                                          -----------

                                                          $ 3,394,335
                                                          ===========

(3)      EQUIPMENT, NET

         Equipment, net at December 31, 1997 consists of the following:

                  Office equipment                        $  52,502
                  Furniture and fixtures                     17,444
                  Accumulated depreciation                  (34,562)
                                                          ---------

                                                          $  35,384
                                                          =========

(4)      NOTES PAYABLE TO BANK

         The Company has two short-term bank lines of credit. The borrowings under the lines bear interest at 0.5 percent above prime and 1 percent above prime payable monthly. Both obligations are collateralized by all of the Company's assets. The Company is subject to certain financial restrictions and the maintenance of certain minimum financial amounts and ratios (see note 10).

(5)      COMMITMENTS AND CONTINGENCIES

         The Company has several operating leases for facilities that expire over the next two years. These leases generally require the Company to pay all executory costs such as maintenance and insurance and provide for early termination at stipulated values. Future minimum lease payments under operating lease agreements having an initial or remaining non-cancelable term in excess of one year as of December 31, 1997 are as follows:

                  1998                                    $ 42,512
                  1999                                      12,650
                                                          --------

                                                          $ 55,162
                                                          ========

         Total rent expense for all operating leases for the year ended December 31, 1997 approximated $108,000.

         The Company is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and lawsuits, in the aggregate, will not have a material adverse effect on the Company's financial condition, results of its operations or its cash flows.


                                                                     (Continued)

                           INTEGRATED TECHNOLOGY CORP.

                          NOTES TO FINANCIAL STATEMENTS


(6)      PENSION BENEFITS

         The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation during the five years prior to termination of employment. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet at December 31, 1997:

          Actuarial present value of benefit obligations:
               Vested benefit obligation                                                   $(353,484)
                                                                                           =========

               Accumulated benefit obligation                                              $(590,097)
                                                                                           =========

               Projected benefit obligation                                                $(914,033)
               Plan assets at fair value                                                     494,514
                                                                                           ---------
                     Projected benefit obligation in excess of plan assets                  (419,519)

               Unrecognized net loss                                                          88,755
               Prior service cost not yet recognized in net periodic pension cost            244,940
               Additional minimum liability                                                   (9,759)
                                                                                           ---------

                     Pension liability included in accrued expenses                        $ (95,583)
                                                                                           =========



         Approximately 56 percent of plan assets are invested in mutual funds. The remainder of plan assets are invested in a money market fund.

          Net pension cost for 1997 included the following components:

                   Service cost - benefits earned during the period              $ 109,853
                   Interest cost on projected benefit obligation                    56,106
                   Actual return on plan assets                                    (52,361)
                   Net amortization and deferral                                    38,674
                                                                                 ---------

                   Net pension cost                                              $ 152,272
                                                                                 =========



         Assumptions used in accounting for the pension plan as of December 31, 1997 were:

          Discount rates                                     7.5%
          Rates of increase in compensation levels           5.0%
          Expected long-term rate of return on assets        8.0%

(7)      DUE TO STOCKHOLDER

         Due to stockholder represents a loan from the Company's president. This loan bears no interest and is payable upon demand.

                           INTEGRATED TECHNOLOGY CORP.

                          NOTES TO FINANCIAL STATEMENTS




(8)      RELATED PARTY TRANSACTIONS

         The Company has entered into an inventory exchange program with Flight Support, Inc. ("FSI"), owned 49 percent by the sole stockholder and president of ITC. As of December 31, 1997, included in trade receivables is an outstanding receivable balance from FSI of $743,365. Sales to FSI in 1997 amounted to approximately $1,400,000.

         The Company pays the premiums for a $10 million key man life insurance policy for the president of the Company. The policy collateralizes the borrowings on the Company's lines of credit and an affiliated company's note payable, related by virtue of common ownership.

(9)      BUSINESS AND CREDIT CONCENTRATIONS

         The Company's business is impacted by the general economic conditions of the commercial aviation industry. Airlines and other operators recognize the need to cut costs, shift inventory requirements, and conserve capital to sustain profitability. The Company's industry is also subject to regulation by various governmental agencies with responsibilities over civil aviation. Increased regulations imposed by organizations such as the Federal Aviation Administration may significantly affect industry operations. Accordingly, economic and regulatory changes in the marketplace may significantly affect management's estimates and future performance.

         The financial instrument which potentially subjects the Company to concentrations of credit risk is accounts receivable. At December 31, 1997, approximately 43 percent of the Company's accounts receivable, net of allowances, were represented by five customers. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. For the year ended December 31, 1997, the five largest customers collectively accounted for approximately 56 percent of the Company's revenues. Sales to the four largest international customers accounted for approximately 51 percent of the Company's 1997 revenues.

(10)     SUBSEQUENT EVENT

         In April 1998, substantially all of the assets of the Company were acquired by Kellstrom Industries, Inc. ("Kellstrom"). Upon consummation of this acquisition, the Company's notes payable to bank were assumed by Kellstrom and immediately paid.

                           INTEGRATED TECHNOLOGY CORP.

                         Condensed Financial Statements

                            March 31, 1998 and 1997

                                  (Unaudited)

                           INTEGRATED TECHNOLOGY CORP.

                            CONDENSED BALANCE SHEETS

                             March 31, 1998 and 1997
                                   (Unaudited)

                                                                                  1998              1997
                                                                               -----------      -----------
                                     ASSETS

Current assets:
     Cash                                                                      $   841,687               --
     Trade receivables, net of allowances for returns and doubtful
        accounts of $2,555,451 and $1,806,491, respectively                      3,540,174        4,669,318
     Inventories                                                                16,815,078       16,169,132
     Prepaid expenses                                                            2,017,493          660,695
                                                                               -----------      -----------

               Total current assets                                             23,214,432       21,499,145
                                                                               -----------      -----------

Equipment under operating leases, net                                            4,603,456        1,422,128
Equipment, net                                                                      33,121           35,002
Other assets                                                                        19,171          576,671
                                                                               -----------      -----------

               Total assets                                                    $27,870,180       23,532,946
                                                                               ===========      ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Notes payable to bank                                                     $ 6,385,000        4,535,000
     Accounts payable                                                            5,110,492        8,988,888
     Accrued expenses                                                            2,332,762          522,396
     Due to stockholder                                                            451,756            2,731
                                                                               -----------      -----------

               Total liabilities                                                14,280,010       14,049,015
                                                                               -----------      -----------

Stockholder's equity:
     Common stock, no par value; 1,500 shares authorized; 100 shares
        issued and outstanding                                                     100,000          100,000
     Retained earnings                                                          13,490,170        9,383,931
                                                                               -----------      -----------

               Total stockholder's equity                                       13,590,170        9,483,931
                                                                               -----------      -----------

               Total liabilities and stockholder's equity                      $27,870,180       23,532,946
                                                                               ===========      ===========


See accompanying notes to unaudited condensed financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                        CONDENSED STATEMENTS OF EARNINGS

            For the three-month periods ended March 31, 1998 and 1997
                                   (Unaudited)

                                                               1998            1997
                                                           ----------      ----------
Sales of engines and engine parts, net                     $8,036,576       6,796,547
Rental revenues                                               538,306         134,020
                                                           ----------      ----------

                  Total revenues                            8,574,882       6,930,567
                                                           ----------      ----------

Cost of goods sold                                          4,997,742       4,316,081
Depreciation of equipment under operating leases              289,317          90,826
Selling, general and administrative expenses                  640,591       1,022,181
Depreciation and amortization                                   3,498           4,252
                                                           ----------      ----------

                  Total operating expenses                  5,931,148       5,433,340
                                                           ----------      ----------

Operating income                                            2,643,734       1,497,227

Interest expense, net of interest income                      160,492          96,218
                                                           ----------      ----------

                  Net income                               $2,483,242       1,401,009
                                                           ==========      ==========



See accompanying notes to unaudited condensed financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                       CONDENSED STATEMENTS OF CASH FLOWS

            For the three-month periods ended March 31, 1998 and 1997

                                   (Unaudited)

                                                                                 1998             1997
                                                                             -----------       -----------
Cash flows from operating activities:
     Net income                                                              $ 2,483,242         1,401,009
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                            3,498             4,252
           Depreciation of equipment under operating lease                       289,317            90,826
           Changes in operating assets and liabilities:
               Increase in trade receivables, net                             (2,688,658)         (339,664)
               Decrease (increase) in inventories                                857,779        (2,370,365)
               Increase (decrease) in prepaid expenses                          (318,002)          217,533
               Increase in other assets                                               --           (12,600)
               Decrease (increase) in accounts payable                        (1,169,283)        1,541,582
               Increase (decrease) in accrued expenses                         1,085,830          (110,787)
                                                                             -----------       -----------

                     Net cash provided by operating activities                   543,723           421,786
                                                                             -----------       -----------

Cash flows from investing activities:
     Purchases of property and equipment                                          (1,235)           (3,445)
                                                                             -----------       -----------

                     Net cash used in investing activities                        (1,235)           (3,445)
                                                                             -----------       -----------

Cash flows used in financing activities:
     Borrowings under line of credit with bank                                   800,000           500,000
     Distributions to stockholder                                               (911,112)       (1,029,161)
     Increase in due to affiliate                                                (16,146)             (200)
                                                                             -----------       -----------

                     Net cash used in financing activities                      (127,258)         (529,361)

Net increase in cash and cash equivalents                                        415,230          (111,020)

Cash and cash equivalents, beginning of year                                     426,457           111,020
                                                                             -----------       -----------

Cash and cash equivalents, end of period                                     $   841,687                --
                                                                             ===========       ===========

Supplemental disclosure of cash flow information:
     Interest paid                                                           $   116,159           196,847
                                                                             ===========       ===========



See accompanying notes to unaudited condensed financial statements.

                           INTEGRATED TECHNOLOGY CORP.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                             March 31, 1998 and 1997

(1)      BASIS OF PRESENTATION

         The accompanying condensed financial statements have been prepared by Integrated Technology Corp. (the "Company") without audit, pursuant to generally accepted accounting principles. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 financial statements.

         In the opinion of management of the Company, the condensed financial statements reflect all adjustments (which consist only of normal recurring adjustments) necessary to present the condensed financial position of Integrated Technology Corp. as of March 31, 1998 and 1997 and the condensed results of earnings for the three-month periods ended March 31, 1998 and 1997 and the condensed statements of cash flows for the three-month periods ended March 31, 1998 and 1997. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

(2)      ACQUISITION

         In April 1998, substantially all of the assets of the Company were acquired by Kellstrom Industries, Inc. ("Kellstrom"). Upon consummation of this acquisition, the Company's notes payable to bank were assumed by Kellstrom and immediately paid.

                           KELLSTROM INDUSTRIES, INC.
             PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                        ----------------------------------------------------------------------------------------
                                                       HISTORICAL
                                        -------------------------------------------    PRO FORMA         PRO FORMA     PRO FORMA
                                         KELLSTROM   AERO SUPPORT (A)      ITC       ADJUSTMENTS (B)   ADJUSTMENTS (C)   COMBINED
                                        -----------  ----------------     -----      ---------------   ---------------  ---------

Sales of aircraft engine parts, net   $  71,534,539   $  20,041,644   $  28,214,141   $  (6,817,932)    $       --    $ 112,972,392
Rental revenues                           7,904,610               0         738,636              --                       8,643,246
                                      -------------   -------------   -------------   -------------    -------------   -------------
   Total revenues                        79,439,149      20,041,644      28,952,777      (6,817,932)            --      121,615,638

Cost of goods sold                      (46,800,589)    (13,162,382)    (17,034,996)      4,161,267             --      (72,836,700)
Depreciation of equipment under
  operating leases                       (4,594,399)             --        (449,673)             --             --       (5,044,072)
Selling, general and administrative
  expenses                               (8,877,598)     (3,690,856)     (5,615,848)        856,045        152,272      (17,175,985)
Depreciation and amortization            (1,555,673)        (68,583)        (12,758)         16,500       (211,853)      (2,333,448)
                                                                                           (659,517)
                                                                                            158,436
                                      -------------   -------------   -------------   -------------   -------------   -------------
   Total operating expenses             (61,828,259)    (16,921,821)    (23,113,275)      4,532,731        (59,581)     (97,390,205)

   Operating income                      17,610,890       3,119,823       5,839,502      (2,285,201)       (59,581)      24,225,433

Interest expense, net of
  interest income                        (3,991,212)       (197,011)       (481,812)        197,011         481,812      (7,190,974)
                                                                                         (1,070,437)     (2,129,325)
                                      -------------   -------------   -------------   -------------   -------------   -------------
    Income before income taxes           13,619,678       2,922,812       5,357,690      (3,158,627)    (1,707,094)      17,034,459

 Income taxes                            (5,077,159)       (196,401)             --         284,163     (1,398,526)      (6,387,923)
                                      -------------   -------------   -------------   -------------   -------------   -------------
     Net income                       $   8,542,519   $   2,726,411   $   5,357,690   $  (2,874,464) $  (3,105,620)   $  10,646,536
                                      =============   =============   =============   =============  =============    =============
 Earnings per common share - basic    $        1.18                                                                   $        1.47
                                      =============                                                                   =============
 Earnings per common share - diluted  $        0.95                                                                   $        1.18
                                      =============                                                                   =============

Weighted avg number of common shares
  outstanding - basic                     7,266,534                                                                       7,266,534
                                      =============                                                                    ============
Weighted avg number of common shares
  outstanding - diluted                   9,394,439                                                                       9,394,439
                                      =============                                                                    ============





See accompanying notes to pro forma consolidated combined statement of earnings.

                           KELLSTROM INDUSTRIES, INC.
         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

(A) The Registrant acquired substantially all of the assets, and assumed certain of the liabilities, of Aero Support USA, Inc. ("Aero Support") in September 1997 (the "Aero Support Acquisition"). For complete financial statements of Aero Support and certain pro forma financial information, see the Form 8-K filed by the Registrant on September 24, 1997, as amended on November 24, 1997 and February 27, 1998.

(B) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the Aero Support acquisition:

                                                                                                             Year Ended
                                                                                                         December 31, 1997
                                                                                                         -----------------
Increase (decrease) in income:

Reversal of Aero Support revenues for the period
  September 10, 1997 to December 31, 1997                                                                  $   (6,817,932)
Reversal of Aero Support cost of goods sold for the period
  September 10, 1997 to December 31, 1997                                                                       4,161,267
Reversal of Aero Support selling, general and administrative expenses
  for the period September 10, 1997 to December 31, 1997                                                          856,045
Reversal of Aero Support depreciation and amortization for the period
  September 10, 1997 to December 31, 1997                                                                          16,500
Amortization of goodwill and non-compete agreement related to Aero Support
  Acquisition                                                                                                    (659,517)
Elimination of leasehold amortization expense for assets not acquired                                             158,436
Reduction in interest expense due to pay-off of debt on Aero Support line of credit                               197,011
Interest expense on acquisition debt and debt incurred to repay existing Aero
  Support line of credit                                                                                       (1,070,437)
                                                                                                           --------------
                                                                                                               (3,158,627)
Tax effect of pro forma adjustments                                                                               284,163
                                                                                                           --------------
Net adjustment                                                                                             $   (2,874,464)
                                                                                                           ==============


(C) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                                            Year Ended
                                                                                                        December 31, 1997
                                                                                                        -----------------
Increase (decrease) in income:

Amortization of goodwill and non-compete agreement related to ITC acquisition                            $    (211,853)
Reduction in selling, general and administrative expense due to elimination of pension expense                 152,272
Reduction in interest expense due to pay-off of debt on ITC line of credit                                     481,812
Interest expense on acquisition debt and debt incurred to repay existing ITC line of credit                 (2,129,325)
                                                                                                         -------------
                                                                                                            (1,707,094)
Tax effect of pro forma adjustments                                                                         (1,398,526)
                                                                                                         -------------
Net adjustment                                                                                           $  (3,105,620)
                                                                                                         =============




                                     Page 2


                           KELLSTROM INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)

                                                          --------------------------------------------------------------
                                                                    HISTORICAL
                                                          -----------------------------     PRO FORMA          PRO FORMA
                                                            KELLSTROM        ITC          ADJUSTMENTS (A)      COMBINED
                                                          -------------    ------------   ---------------      ---------
Current Assets:

    Cash and cash equivalents                            $     462,676    $     426,457    $          --    $     889,133
    Trade receivables, net of allowances for
         returns and doubtful accounts                      10,189,082          851,516        2,555,451       13,596,049
    Notes receivable                                         2,475,856               --               --        2,475,856
    Inventories                                             35,965,376       18,972,857               --       54,938,233
    Prepaid expenses                                         2,646,629        1,699,491               --        4,346,120
    Income tax receivable                                      531,762               --               --          531,762
    Deferred tax assets                                        636,115               --               --          636,115
    Investment in securities                                   425,759               --               --          425,759
                                                         -------------    -------------    -------------    -------------
             Total current assets                           53,333,255       21,950,321        2,555,451       77,839,027

Equipment under operating leases, net                       39,932,388        3,592,773               --       43,525,161
Property, plant and equipment, net                           5,027,096           35,384               --        5,062,480
Goodwill, net                                               29,775,709               --        6,714,872       36,490,581
Other assets                                                 6,293,050           19,171          100,000        6,412,221
                                                         -------------    -------------    -------------    -------------
             Total Assets                                $ 134,361,498    $  25,597,649    $   9,370,323    $ 169,329,470
                                                         =============    =============    =============    =============

    Liabilities and Stockholders' Equity

Current Liabilities:
    Short-term notes payable                             $   6,759,013    $   5,585,000    $          --    $  12,344,013
     Current maturities of long-term
          debt and capital lease
          obligations                                        1,079,787               --               --        1,079,787
     Accounts payable & accrued expenses                    11,180,725        7,526,707          813,363       19,870,795
                                                                                                 350,000
     Due to affiliate                                               --          467,902               --          467,902
                                                         -------------    -------------    -------------    -------------
            Total current liabilities                       19,019,525       13,579,609        1,163,363    $  33,762,497

 Long-term debt and capital lease obligations,
       less current maturities                              11,250,000               --       20,225,000       31,475,000
 Convertible subordinated notes                             54,000,000               --               --       54,000,000
 Deferred tax liabilities                                      180,053               --               --          180,053
                                                         -------------    -------------    -------------    -------------

            Total Liabilities                               84,449,578       13,579,609       21,388,363      119,417,550

Stockholders' Equity:
    Preferred stock, $.001 par value;
        1,000,000 shares authorized; none issued                    --               --               --               --
    Common stock, $.001 par value;
         20,000,000 shares authorized; 7,879,356
         shares and 3,315,308 shares issued
         and outstanding in 1997 and 1996,
         respectively                                            7,879               --               --            7,879
     Common stock, $1 par value; 500 shares
         authorized; 200 shares issued and
         outstanding                                                --          100,000         (100,000)              --
     Additional paid-in-capital                             39,027,053               --               --       39,027,053
     Retained earnings                                      11,555,161       11,918,040      (11,918,040)      11,555,161
     Loans receivable from directors and officers             (362,415)              --               --         (362,415)
     Unrealized (loss)/gain on investment securities,         (315,758)              --               --         (315,758)
                                                         -------------    -------------    -------------    -------------
             Total Stockholders' Equity                     49,911,920       12,018,040      (12,018,040)      49,911,920
                                                         -------------    -------------    -------------    -------------
             Total Liabilities and Stockholders' Equity  $ 134,361,498    $  25,597,649    $   9,370,323    $ 169,329,470
                                                         =============    =============    =============    =============

See accompanying notes to pro forma consolidated combined balance sheet.

                           KELLSTROM INDUSTRIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)


(A) For purposes of presenting the pro forma consolidated combined balance sheet, the following adjustments have been made for the ITC acquisition:

                                                                           December 31, 1997
                                                                           -----------------
    Elimination of allowance for doubtful accounts                            $  2,555,451
    Acquisition related liabilities incurred                                       350,000
    Excess purchase price over fair value of Net Assets Acquired                 6,714,872
    Non-Compete Agreement                                                          100,000
    Elimination of ITC Common Stock                                               (100,000)
    Elimination of ITC Accumulated Earnings                                    (11,918,040)
    Increase in Credit line                                                     20,225,000
    Acquisition related expenses                                                   813,363

                           KELLSTROM INDUSTRIES, INC.
              PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                        THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

                                                                 ----------------------------------------------------------
                                                                           HISTORICAL
                                                                 ----------------------------     PRO FORMA       PRO FORMA
                                                                  KELLSTROM           ITC       ADJUSTMENTS(A)     COMBINED
                                                                 ------------    ------------   --------------     --------


Sales of aircraft and engine parts, net                          $ 25,335,696    $  8,036,576    $         --    $ 33,372,272
Rental revenues                                                     3,754,875         538,306              --       4,293,181
                                                                 ------------    ------------    ------------    ------------
   Total revenues                                                  29,090,571       8,574,882              --      37,665,453

Cost of goods sold                                                (16,668,164)     (4,997,742)             --     (21,665,906)
Depreciation of equipment under operating leases                   (2,043,156)       (289,317)             --      (2,332,473)
Selling, general and administrative expenses                       (3,433,955)       (640,591)         43,161      (4,031,385)
Depreciation and amortization                                        (593,223)         (3,498)        (40,785)       (637,506)
                                                                 ------------    ------------    ------------    ------------
   Total operating expenses                                       (22,738,498)     (5,931,148)          2,376     (28,667,270)

   Operating income                                                 6,352,073       2,643,734           2,376       8,998,183

Interest expense, net of interest income                           (1,637,954)       (160,492)        160,492      (2,186,805)
                                                                                                     (548,851)
                                                                 ------------    ------------    ------------    ------------

    Income before income taxes                                      4,714,119       2,483,242        (385,983)      6,811,378

Income taxes                                                       (1,772,509)             --        (781,758)     (2,554,267)
                                                                 ------------    ------------    ------------    ------------
    Net income                                                   $  2,941,610    $  2,483,242    $ (1,167,741)   $  4,257,111
                                                                 ============    ============    ============    ============

Earnings per common share - basic                                $       0.36                                    $       0.52
                                                                 ============                                    ============

Earnings per common share - diluted                              $       0.29                                    $       0.40
                                                                 ============                                    ============

Weighted average number of common shares outstanding - basic        8,118,711                                       8,118,711
                                                                 ============                                    ============

Weighted average number of common shares outstanding - diluted     11,739,791                                      11,739,791
                                                                 ============                                    ============





See accompanying notes to pro forma consolidated combined statement of earnings.

                           KELLSTROM INDUSTRIES, INC.
         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)


(A) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                   Three Months Ended
                                                                                     March 31, 1998
                                                                                   ------------------
Increase (decrease) in income:

     Amortization of goodwill and non-compete agreement related to ITC acquisition     $    (40,785)
     Elimination of pension expense                                                          43,161
     Reduction in interest expense due to pay-off of debt on ITC line of credit             160,492
     Interest expense on acquisition debt and debt incurred to repay existing ITC
       line of credit                                                                      (548,851)
                                                                                       ------------
                                                                                           (385,983)
Tax effect of pro forma adjustments                                                        (781,758)
                                                                                       ------------
Net adjustment                                                                         $ (1,167,741)
                                                                                       ============

                           KELLSTROM INDUSTRIES, INC.
             PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (UNAUDITED)


                                                  ----------------------------------------------------------
                                                        HISTORICAL
                                                  -----------------------------------    PRO FORMA        PRO FORMA       PRO FORMA
                                                   KELLSTROM  AERO SUPPORT     ITC      ADJUSTMENTS (A)  ADJUSTMENTS (B)  COMBINED
                                                  ----------- ------------- ---------   ---------------  ---------------  ----------
Sales of aircraft and engine parts, net          $ 15,458,916  $  4,980,911  $ 6,796,547   $        --    $        --  $ 27,236,374
Rental revenues                                     1,007,157            --      134,020            --             --     1,141,177
                                                 ------------  ------------  -----------   -----------    -----------  ------------
   Total revenues                                  16,466,073     4,980,911    6,930,567            --             --    28,377,551

Cost of goods sold                                (10,072,332)   (3,213,338)  (4,316,081)                          --   (17,601,751)
Depreciation of equipment under operating leases     (654,653)           --      (90,826)                          --      (745,479)
Selling, general and administrative expenses       (1,770,329)   (1,138,154)  (1,022,181)                      38,651    (3,892,013)
Depreciation and amortization                        (288,879)     ( 20,366)      (4,252)     (201,587)       (40,785)     (503,057)
                                                                                                52,812
                                                 ------------  ------------  -----------   -----------    -----------  ------------
   Total operating expenses                       (12,786,193)   (4,371,858)  (5,433,340)     (148,775)        (2,134)  (22,742,300)

   Operating income                                 3,679,880       609,053    1,497,227      (148,775)        (2,134)    5,635,251

Interest expense, net of interest income           (1,035,858)      (69,351)     (96,218)       69,351         96,218    (1,917,535)
                                                                                              (332,826)      (548,851)
                                                 ------------  ------------  -----------   -----------    -----------  ------------

    Income before income taxes                      2,644,022       539,702    1,401,009      (412,250)      (454,767)    3,717,716

Income taxes                                         (984,654)           --                    (54,649)      (361,695)   (1,400,998)
                                                 ------------  ------------  -----------   -----------    -----------  ------------
    Net income                                   $  1,659,368  $    539,702  $ 1,401,009      (466,899)   $  (816,462) $  2,316,718
                                                 ============  ============  ===========   ===========    ===========  ============

Earnings per common share - basic                $       0.29                                                          $       0.40
                                                 ============                                                          ============
Earnings per common share - diluted              $       0.21                                                          $       0.29
                                                 ============                                                          ============
Weighted average number of common shares
 outstanding - basic                                5,725,255                                                             5,725,255
                                                 ============                                                          ============
Weighted average number of common shares
outstanding - diluted                               7,922,924                                                             7,922,924
                                                 ============                                                          ============



See accompanying notes to pro forma consolidated combined statement of earnings.

                           KELLSTROM INDUSTRIES, INC.
         NOTES TO PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)


(A) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the Aero Support acquisition:

                                                                                                Three Months Ended
                                                                                                   March 31, 1997
                                                                                                ------------------
Increase (decrease) in income:

        Amortization of goodwill and non-compete agreement related to Aero Support acquisition    $  (201,587)
        Elimination of leasehold amortization expense for assets not acquired                          52,812
        Reduction in interest expense due to pay-off of debt on Aero Support line of credit            69,351
        Interest expense on acquisition debt and debt incurred to repay existing Aero Support
          line of credit                                                                             (332,826)
                                                                                                  -----------
                                                                                                     (412,250)
Tax effect of pro forma adjustments                                                                   (54,649)
                                                                                                  -----------
Net adjustment                                                                                    $  (466,899)
                                                                                                  ===========


(B) For purposes of presenting the pro forma consolidated combined statement of earnings, the following adjustments have been made for the ITC acquisition:

                                                                                        Three Months Ended
                                                                                           March 31, 1997
                                                                                        ------------------
Increase (decrease) in income:

        Amortization of goodwill and non-compete agreement related to ITC acquisition        $   (40,785)
        Elimination of pension expense                                                            38,651
        Reduction in interest expense due to pay-off of debt on ITC line of credit                96,218
        Interest expense on acquisition debt and debt incurred to repay existing ITC
          line of credit                                                                        (548,851)
                                                                                             -----------
                                                                                                (454,767)
Tax effect of pro forma adjustments                                                             (361,695)
                                                                                             -----------
Net adjustment                                                                               $  (816,462)
                                                                                             ===========